                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the commission
                                               only (as permitted by rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ALTEON INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

To Our Stockholders:

     You are most cordially invited to attend the 1999 Annual Meeting of Stockholders of Alteon Inc. at 9:00 AM, local time, on Wednesday, June 2, 1999, at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          KENNETH I. MOCH
                                          President and Chief Executive Officer

Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 2, 1999

     The Annual Meeting of Stockholders (the "Meeting") of Alteon Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey on Wednesday, June 2, 1999, at 9:00 AM, local time, for the following purposes:

     (1) To elect one director to serve until the Annual Meeting of Stockholders to be held in 2002 and until his successor shall have been duly elected and qualified;

     (2) To consider and vote upon a proposal to ratify the amendment of the Alteon Inc. Amended 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan from 2,000,000 shares to 4,000,000 shares;

     (3) To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999; and

     (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on Monday, April 5, 1999, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL
                                          Secretary

Ramsey, New Jersey
April 29, 1999

       THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alteon Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 2, 1999, (the "Meeting") at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 5, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 18,888,660 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominee below as a director, (ii) FOR the proposal to ratify the amendment of the Alteon Inc. Amended 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the plan from 2,000,000 shares to 4,000,000 shares, (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1999, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Votes withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such a particular proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals.

     This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about April 29, 1999. The Annual Report to Stockholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 5, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners as of April 5, 1999.

                              ELECTION OF DIRECTOR

     At the Meeting one director is to be elected to hold office until the Annual Meeting of Stockholders to be held in 2002 and until his successor shall have been elected and qualified. The nominee for election to the Board of Directors is Kenneth I. Moch.

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the Annual Meeting of Stockholders in 2001. Class B consists of Mr. Moch, whose term will expire at the Annual Meeting. Class C consists of Dr. Butler, Mr. McCurdy and Dr. Novitch, whose terms will expire at the Annual Meeting of Stockholders in 2000.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of Mr. Moch, whose name and biography appear below. There are currently six members of the Board. All of the persons whose names and biographies appears below are at present directors of the Company. In the event the nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee named will be unable to serve if elected. The nominee has consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors, including the nominee, is comprised of the following persons:

                                          SERVED AS A
NAME                              AGE    DIRECTOR SINCE        POSITIONS WITH THE COMPANY
----                              ---    --------------    ----------------------------------
Mark Novitch....................  67          1994         Chairman of the Board
Kenneth I. Moch (1).............  44          1998         President, Chief Executive Officer
                                                           and Director
Marilyn G. Breslow..............  55          1988         Director
Robert N. Butler................  72          1996         Director
Alan J. Dalby...................  62          1994         Director
David McCurdy...................  49          1997         Director

---------------
(1) The nominee for election to the Board of Directors.

     The principal occupations and business experience, for at least the past five years, of each director are as follows:

     Mark Novitch, M.D., was elected as a director of the Company in June 1994, and was appointed Chairman of the Board in December 1998. Dr. Novitch is an Adjunct Professor of Health Care Sciences at The George Washington University. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions. Dr. Novitch is a graduate of Yale University and New York Medical College.

     Mr. Moch has been the Company's President, Chief Executive Officer and a director since December 1998. He also served as the Company's Senior Vice President, Finance and Business Development, and Chief Financial Officer from February 1995 to December 1998. Mr. Moch has acquired substantial experience in managing advanced biomedical technologies, as both an operating executive and a strategist. From 1990 to 1995, he served as President and Chief Executive Officer of Biocyte Corporation, a cellular therapy company which pioneered the use of cord blood stem cells in transplantation therapy. Mr. Moch was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder of The Liposome Company, Inc. in Princeton, New Jersey, where he served as Vice President from 1982 to 1988. Previously he was a management consultant with McKinsey & Company, Inc., a biomedical technology consultant with Channing, Weinberg & Company, Inc. (now The Wilkerson Group) and held product management responsibilities in the Parenteral Products Division of Baxter International. Mr. Moch received his A.B. in biochemistry from Princeton University, and an M.B.A. with emphasis in finance and marketing from the Stanford Graduate School of Business.

     Alan J. Dalby was elected as a director of the Company in December 1994. Mr. Dalby is Chairman of Reckitt & Colman, plc, a household products company. Mr. Dalby is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc., an emerging pharmaceutical company focused on neurobiology. Prior to joining Cambridge NeuroScience, Inc., he was Executive Vice President and a member of the Board of Directors of SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Medeva plc. and Peptide Therapeutics Group plc.

     Marilyn G. Breslow has been a director of the Company since June 1988. She has been a Portfolio Manager/Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is President and a Director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990. Prior to Dillon, Read & Co., she worked at Polaroid Corporation from 1973 to 1984 and was with Peat, Marwick, Michaels and Company from 1970 to 1972. Ms. Breslow holds a B.S. degree from Barnard College and an MBA from the Harvard Graduate School of Business Administration.

     Robert N. Butler, M.D. was elected as a director of the Company in June 1996. He is the Chief Executive Officer of the International Longevity Center (ILC-USA), which he co-founded in 1990, and Professor of Geriatrics at the Henry
L. Schwartz Department of Geriatrics and Adult Development at the Mount Sinai Medical Center. From 1975 to 1982, he was the first and founding director of the National Institute of Aging of the National Institutes of Health. In 1976, Dr. Butler won the Pulitzer Prize for his book "Why Survive? Being Old in America." He held the Brookdale Professorship of Geriatrics from 1982 to 1995 at the Mount Sinai Medical Center where he founded the department. Dr. Butler serves on the board of Neurogen Corporation, a development-stage biotechnology company working on anxiolytics, and serves on the Scientific Advisory Boards of Geron Corporation, a development-stage biotechnology company working on aging, with emphasis on the effect of telomeres, and Genesis Health Ventures, a leading eldercare company. He also serves as an independent trustee of the AARP-Scudder Funds. Dr. Butler received his B.A. and M.D. from Columbia University.

     David McCurdy, who became a director of the Company in June 1997, is currently the President of EIA (Electronic Industries Alliance) the premier trade organization representing more than 2,100 of the world's leading electronics manufacturers. Before becoming President of EIA in October 1998, he was Chairman and Managing Partner of the McCurdy Group LLC, a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business, which he formed in 1995. Prior to forming the McCurdy Group, he served for 14 years in the U.S. House of Representatives from the fourth district of Oklahoma. In addition to serving as a consultant to over a dozen healthcare and high technology companies, Mr. McCurdy is a partner in the Switzer Group, an organization that invests in, owns and operates medical and healthcare facilities in the U.S. and Asia. A 1972 graduate of the University of Oklahoma, McCurdy received his J.D. in 1975 from Oklahoma's Law School. He also studied international economics at the University of Edinburgh, Scotland, as a Rotary International Graduate Fellow. He held a commission in the United States Air Force Reserve attaining the rank of major and serving as a Judge Advocate General, (JAG).

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. In 1998, the Compensation Committee was comprised of Marilyn G. Breslow, Robert N. Butler, M.D., David McCurdy and Mark Novitch, M.D. In 1999, Alan J. Dalby also joined the Compensation Committee. The Compensation Committee held three meetings during the year ended December 31, 1998. The Audit Committee is currently comprised of Marilyn G. Breslow, Robert N. Butler, M.D., Alan J. Dalby, David McCurdy and Mark Novitch, M.D. The Audit Committee held one meeting during the year ended December 31, 1998.

There were 18 meetings of the Board of Directors in 1998. With the exception of Dr. Butler, Mr. Dalby and Mr. McCurdy, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served, respectively, during the period in which he or she served as a director or committee member.

COMPENSATION OF DIRECTORS

     Directors of the Company not compensated as employees receive $1,500 per meeting for their service to the Board. Prior to 1999, directors of the Company not compensated as employees also received, upon election to the Board, a stock option for 33,600 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly-created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. These stock options vest in three equal annual installments over the director's term of service. In February 1999, the Company's 1995 Stock Option Plan was amended to provide that, commencing at the Meeting, directors of the Company not compensated as employees will receive, upon their election to the Board and on the dates of the two Annual Meetings of Stockholders of the Company following their election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly-created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these options will vest over a period of one year, subject to the director's continued service on the Board. The Company's 1995 Stock Option Plan was also amended so that directors whose terms continue beyond the Meeting will receive options to purchase an aggregate of 20,000 shares for each year of their terms. Thus, directors serving as of January 1, 1999 will receive options to purchase 3,667, 8,800 and 8,800 shares, respectively, to the extent they are serving on the Board of Directors on the dates of the Company's Annual Meeting of Stockholders in 1999, 2000 and 2001. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In December 1998, Dr. Novitch was granted an annual stipend of $60,000, payable in monthly installments, for his service as Chairman of the Board.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

                                                                            IN CURRENT
NAME                                AGE    CAPACITIES IN WHICH SERVED     POSITIONS SINCE
----                                ---    ---------------------------    ---------------
Kenneth I. Moch...................  44     President, Chief Executive     December 1998
                                             Officer and Director
Kenneth Cartwright(1).............  64     Senior Vice President,          January 1994
                                             Development and
                                             Regulatory Affairs
Elizabeth A. O'Dell(2)............  39     Vice President, Finance and     October 1993
                                             Administration, Secretary
                                             and Treasurer

---------------
(1) Kenneth Cartwright, MB, ChB, MFCM, MRCPsych., has been Senior Vice President, Development and Regulatory Affairs since January 1994. He joined Alteon in May 1989 as Vice President, Clinical and Regulatory Affairs. Prior to joining Alteon, Dr. Cartwright was Vice President, Clinical Research of American Cyanamid Company, Lederle Laboratories from 1984 to 1989, where he was responsible for worldwide development and implementation of strategical clinical plans. From 1982 to 1984, he also served as Director of Clinical Research U.S.A. From 1980 to 1982, Dr. Cartwright was Deputy Vice President and Marketing Director, Pharmaceutical Division, Ciba-Geigy, Canada, Ltd., responsible for product launch. From 1974 to 1980, he served as Medical Director where he was responsible for clinical development and regulatory affairs. Dr. Cartwright received his MB, ChB, from Liverpool University Medical School. He received his Membership of the Faculty of Community Medicine (MFCM) and his

    Membership of the Royal College of Psychiatrists (MRCPsych.) from Royal College of Physicians, London.

(2) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as the Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992 she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that she served for five years in public accounting in various positions at Coopers & Lybrand and Deloitte & Touche. Ms. O'Dell received her B.B.A. and M.B.A. from Pace University. She is also a CPA in New Jersey.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 1998, 1997 and 1996 of the Company's chief executive officers, and other highly compensated executive officers of the Company who were serving as executive officers at December 31, 1998 or served as executive officers during the fiscal year ended December 31, 1998 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                       ANNUAL COMPENSATION              STOCK
                                   ---------------------------      OPTION AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     (NUMBER OF SHARES)    COMPENSATION
---------------------------        ----    --------    -------    ------------------    ------------
Kenneth I. Moch..................  1998    $198,199    $12,500         200,000                 --
  President and                    1997     185,592     12,500(1)       25,000                 --
  Chief Executive Officer          1996     178,460     30,000(2)       10,000                 --
Kenneth Cartwright...............  1998    $206,288    $22,500(3)           --                 --
  Senior Vice President,           1997     200,280      7,500         101,000                 --
  Development and Regulatory       1996     194,922         --          16,000                 --
  Affairs
Elizabeth A. O'Dell..............  1998    $119,758    $20,000(4)           --                 --
  Vice President, Finance and      1997     120,841      5,000(5)      110,000                 --
  Administration, Secretary and    1996     109,307         --           9,000                 --
  Treasurer
James J. Mauzey(6)...............  1998    $300,000    $50,000              --                 --
                                   1997     300,000     50,000          50,000                 --
                                   1996     300,000    150,000(7)      150,000                 --
Jere E. Goyan(8).................  1998    $262,500    $16,666              --             54,000(10)
                                   1997     262,500     16,666          33,000             54,000(10)
                                   1996     262,500     50,000(9)       33,004             54,000(10)

---------------
 (1) Represents a deferred performance bonus paid in January 1998 for the year ended December 31, 1997.

 (2) Represents a deferred performance bonus paid in January 1997 for the year ended December 31, 1996.

 (3) Includes a deferred performance bonus of $15,000 paid in January 1999 for the year ended December 31, 1998.

 (4) Includes a deferred performance bonus of $15,000 paid in January 1999 for the year ended December 31, 1998.

 (5) Represents a deferred performance bonus paid in January 1998 for the year ended December 31, 1997.

 (6) Mr. Mauzey served as Chairman of the Board and Chief Executive Officer of the Company from March 1994 to December 1998.

 (7) Represents a deferred performance bonus paid in January 1997 for the year ended December 31, 1996.

 (8) Mr. Goyan served as President and Chief Operating Officer of the Company from May 1993 to December 1998.

 (9) Represents a deferred performance bonus paid in January 1997 for the year ended December 31, 1996.

(10) Represents a housing allowance.

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 1998, to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            PERCENTAGE                                 POTENTIAL REALIZABLE VALUE
                                             OF TOTAL                                  AT ASSUMED ANNUAL RATES OF
                                             OPTIONS                                  STOCK PRICE APPRECIATION FOR
                                            GRANTED TO    EXERCISE OR                        OPTION TERM(2)
                                 OPTIONS   EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------------
NAME                             GRANTED   FISCAL 1998    PER SHARE(1)      DATE           5%             10%
----                             -------   ------------   ------------   ----------   ------------    ------------
Kenneth I. Moch(3).............   80,000       6.5%          $8.50        01/28/08     $  797,648      $1,453,745
                                 120,000       9.7%           8.50        01/28/08      1,196,473       2,180,617

---------------
(1) The listed stock options were originally issued in January 1998 at an exercise price of $8.50 per share of common stock. In February 1999, the Compensation Committee recommended, and the Board of Directors approved, the repricing of certain stock options, including the options shown on the above table. The repricing was deemed desirable due to the fact that fluctuations in the market value of the Common Stock had made the options no longer appropriate for the purpose for which they were granted: to provide incentives to promote the financial success and progress of the Company. The options were repriced to $1.063 per share to coincide with the market price of the Common Stock on the date the Board approved the repricing. The Board of Directors made the price adjustment to reflect the unique circumstances in the market place.

(2) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price over the option term of ten years.

(3) The option for 80,000 shares shall vest and become exercisable upon achievement of milestones to be set in consultation with the Compensation Committee or, in any event, on January 28, 2003. The option for 120,000 shares vests and becomes exercisable at the rate of 5,000 shares per month of continued satisfactory employment commencing February 28, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to exercises of options to purchase Common Stock during the fiscal year 1998 by the Named Officers and unexercised options to purchase Common Stock held by Named Officers at December 31, 1998.

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                              SHARES       VALUE          DECEMBER 31, 1998          AT DECEMBER 31, 1998(1)
                            ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                        EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Kenneth I. Moch...........      --          --         223,749        781,251        $    --          $--
Kenneth Cartwright........      --          --         223,101         72,500         60,440          --
Elizabeth A. O'Dell.......      --          --         127,568         37,432             --          --
James J. Mauzey...........      --          --         485,000        250,000             --          --
Jere E. Goyan.............      --          --         339,934        150,003         16,162          --

---------------
(1) Based on the closing price on the Nasdaq National Market on December 31, 1998 ($0.781).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons who served as members of the Compensation Committee of the Board of Directors during 1998 were Marilyn G. Breslow, Robert N. Butler, M.D., David McCurdy and Mark Novitch, M.D. None of the members of the Compensation Committee was an officer, former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General Policies

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. In 1998 the Committee consisted of Marilyn G. Breslow, Robert N. Butler, M.D., David McCurdy and Mark Novitch, M.D., four non-employee directors of the Company.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable the Company to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of the Company's employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

     The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As the Company has not yet generated any revenue from the sale of pharmaceutical products, the Company relies on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows the Company to retain cash for research projects. In determining the size of such stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; performance of the Company as measured by the accomplishment of key business development and clinical milestones; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing, other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone, when making determinations as to the size of stock option grants.

     Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual non-financial performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

     The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, the Company targets base salary at the mid to upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry taking into account individual experience, performance of both the Company and the individual, company size, location and stage of development.

  Compensation of the Chief Executive Officer

     Mr. Mauzey's compensation was determined on the basis of his expertise and experience which include approximately 25 years of experience in the pharmaceutical industry. Compensation awarded to Mr. Mauzey in 1998 included base salary and a performance bonus granted as a result of Mr. Mauzey's efforts in completing arrangements with a corporate partner for pimagedine. In December 1998, Mr. Mauzey resigned as Chairman of the Board and Chief Executive Officer. He received the severance benefits described in "Employment Agreements and Termination of Employment Arrangements with Executive Officers." The Committee believes that these benefits are comparable to those paid under similar circumstances by comparable biotechnology companies and are consistent with what was contemplated by Mr. Mauzey's employment agreement in the event of his termination of employment.

     Following Mr. Mauzey's resignation, Kenneth I. Moch was elected President and Chief Executive Officer. Mr. Moch's arrangements with the Company provide that he will receive, commencing December 15, 1998, the compensation and benefits described in "Employment Agreements and Termination of Employment Arrangements with Executive Officers." Compensation awarded to Mr. Moch in 1998 for service as President and Chief Executive Officer included base salary from December 15, 1998 through December 31, 1998. The Committee believes that Mr. Moch's compensation arrangements reflect the compensation package necessary to retain his services for the Company in light of the Company's current condition and prospects and is commensurate with his expertise and 20 years of experience in the biotechnology and venture capital fields as well as with compensation offered by comparable biotechnology companies.

     Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly-paid executive officers. All compensation paid to the Company's executive officers for 1998 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under the Company's stock option plans which would not be deductible by the Company. The Company expects to take such action as is necessary to qualify its stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

                                          Marilyn G. Breslow
                                          Robert N. Butler, M.D.
                                          David McCurdy
                                          Mark Novitch, M.D.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock to the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US") and the NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm") for the period commencing December 31, 1993 and ended December 31, 1998.

                     ALTEON INC. RELATIVE STOCK PERFORMANCE

                                                      'ALTEON INC.'                'NASDAQ US'               'NASDAQ PHARM'
                                                      -------------                -----------               --------------
'31-Dec-93'                                                 100                         100                         100
'31-Dec-94'                                               66.18                      138.23                       137.7
'31-Dec-95'                                              189.71                       156.5                      139.23
'31-Dec-96'                                               61.76                      170.04                      137.84
'31-Dec-97'                                               86.04                      208.75                      142.69
'31-Dec-98'                                                9.19                      292.94                       183.1

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     James J. Mauzey entered into a three year employment agreement with the Company on February 28, 1994 which was extended on January 30, 1997. Under the terms of that agreement, Mr. Mauzey served as Chief Executive Officer and was entitled to an annual salary of $300,000. In December 1998, Mr. Mauzey resigned as Chairman of the Board and Chief Executive Officer. On January 29, 1999, Mr. Mauzey and the Company entered into a letter agreement pursuant to which Mr. Mauzey agreed to serve the Company as an employee through January 31, 1999 and the Company agreed to pay Mr. Mauzey $300,000 in equal installments over a twelve-month period commencing February 1, 1999. Mr. Mauzey agreed to provide consulting services to the Company for a one year period following his termination of employment in consideration of a consulting fee of $150,000. In addition, the letter agreement extended the exercise period of Mr. Mauzey's stock options which were vested on the date of his resignation until January 31, 2001.

     Jere E. Goyan entered into an employment agreement with the Company on July 13, 1993, which was extended on February 24, 1998. Under the terms of that agreement, Dr. Goyan was entitled to a salary of $262,500 and was eligible, at the discretion of the Board of Directors, to receive a bonus of up to $50,000 in the form of cash and/or stock options for the year ending December 31, 1998. In December 1998, Mr. Goyan resigned as President and Chief Operating Officer. On January 29, 1999, Dr. Goyan and the Company entered into a letter agreement pursuant to which to which Dr. Goyan agreed to serve the Company as an employee through January 31, 1999. In connection with Dr. Goyan's termination of employment the Company agreed to continue to pay Dr. Goyan a housing allowance of $4,500 per month through July 13, 1999. In addition, Dr. Goyan agreed to provide consulting services to the Company for the period commencing February 1, 1999 and ending January 13, 2000 in consideration of an aggregate consulting fee of $153,812. In addition, the letter agreement extended the exercise period of Dr. Goyan's stock options which were vested as of July 13, 1999, until January 31, 2001.

     Kenneth I. Moch entered into a three year employment agreement with the Company on February 27, 1995, which was amended on September 15, 1997 to extend the term of employment through February 27, 2001. Under the terms of the agreement, Mr. Moch served as the Company's Senior Vice President, Finance and Business Development and Chief Financial Officer, and was entitled to an annual salary of $195,000 during the first year of the extended term of employment, $205,000 during the second year, and $215,000 during the third year. Mr. Moch was eligible, under the terms of such agreement, to receive a yearly bonus of up to $15,000 and stock options for up to 30,000 shares of Common Stock, at the discretion of the Board of Directors. In December 1998, Mr. Moch was elected as the Company's President, Chief Executive Officer and a director. The Board of Directors authorized a compensation package pursuant to which Mr. Moch is currently being paid an annual salary of $300,000. In March 1999, Mr. Moch was issued stock options to purchase an aggregate of 600,000 shares of the Company's Common Stock at an exercise price of $0.875 per share. These options shall become exercisable as to 240,000 shares upon the achievement of certain milestones, and as to the remaining 360,000 shares in monthly installments over the period ending December 15, 2001. A formal employment agreement is being completed.

     Kenneth Cartwright entered into an employment agreement with the Company on March 27, 1995, which was amended on March 27, 1997 to extend the term of employment through March 27, 2000. Under the agreement, he is currently entitled to an annual salary of $194,922, which is subject to annual review by the Board of Directors. Dr. Cartwright is also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options for 1999.

     Elizabeth A. O'Dell entered into an employment agreement with the Company as of October 21, 1995, which was amended on October 21, 1997 to extend the term through October 21, 2000. Under the agreement she is currently entitled to an annual salary of $120,852, which is subject to annual review by the Board of Directors. Ms. O'Dell is also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options for 1999.

     In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of Company information and assign inventions to the Company, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company. The employment agreements of Dr. Cartwright and Ms. O'Dell provide that either party may terminate the agreement upon 30 days' prior written notice, subject to a six month salary continuation obligation of the Company if it terminates the agreements without cause. Mr. Moch will receive a 12 month salary continuation under such circumstances.

     All employment agreements between the Company and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of the Company.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

     In February 1996, the Company adopted the Alteon Inc. Change in Control Severance Benefits Plan (the "Severance Plan"). The Severance Plan was adopted to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of the Company. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of the Company as defined in the Severance Plan. Following a qualifying termination which occurs as a result of a change in control, officers of the Company will be entitled to continuation of (i) their base salary for a period of twenty-four months, and
(ii) all benefit programs and plans providing for health and insurance benefits for a period of up to eighteen months. In addition, upon a change in control of the Company all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

     In 1990, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require additional matching contributions to the Plan by the Company on behalf of participants in the Plan. However, in 1998, the Company began making discretionary contributions at a rate of 25% of an employee's contribution up to a maximum of 5% of their base salary. Contributions by employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of eight investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of April 5, 1999, approximately 348 holders of record of the Company's Common Stock. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 1999, except as otherwise set forth below, by each current director and Named Officer, including the nominees, and by all current directors and officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                   OWNERSHIP(1)     CLASS(2)
---------------------------                                   ------------    ----------
Mark Novitch................................................     83,133(3)         *
Kenneth I. Moch**...........................................    279,999(4)       1.5%
Marilyn G. Breslow..........................................     67,200(5)         *
Robert N. Butler............................................     22,400(6)         *
Kenneth Cartwright..........................................    257,101(7)       1.3%
Alan J. Dalby...............................................     40,131(8)         *
David McCurdy...............................................     11,200(9)         *
Elizabeth A. O'Dell.........................................    135,748(10)        *
James J. Mauzey.............................................    490,000(11)      2.5%
Jere E. Goyan...............................................    340,834(12)      1.8%
All current directors and officers as a group (8 persons)...    896,912(13)      4.5%

---------------
  *  Less than one percent.

 **  Nominee for election to the Board of Directors.

 (1) Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property law, where applicable.

 (2) Applicable percentage of ownership is based on 18,888,660 shares of Common Stock outstanding. No person was known to the Company to own beneficially more than 5% of the Common Stock as of March 10, 1999.

 (3) Includes 5,000 shares of Common Stock and 78,133 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 189,067 shares of Common Stock granted to Dr. Novitch.

 (4) Includes 279,999 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 725,001 shares of Common Stock granted to Mr. Moch.

 (5) Includes 67,200 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include an option to purchase 33,600 shares of Common Stock granted to Ms. Breslow.

 (6) Includes 22,400 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 22,400 shares of Common Stock granted to Dr. Butler.

 (7) Includes 30,000 shares of Common Stock and 227,101 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 68,500 shares of Common Stock granted to Dr. Cartwright.

 (8) Includes 40,131 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include an option to purchase 33,600 shares of Common Stock granted to Mr. Dalby.

 (9) Includes 11,200 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 22,400 shares of Common Stock granted to Mr. McCurdy.

(10) Includes 133,748 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999 and 2,000 shares of Common Stock held by Ms. O'Dell's husband. Does not include options to purchase 31,252 shares of Common Stock granted to Ms. O'Dell.

(11) Includes 490,000 shares of Common Stock subject to options granted to Mr. Mauzey which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999.

(12) Includes 34,500 shares of Common Stock and 306,334 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include options to purchase 150,003 shares of Common Stock granted to Dr. Goyan.

(13) Includes 859,912 shares of Common Stock subject to options which were exercisable as of March 10, 1999 or which will become exercisable within 60 days after March 10, 1999. Does not include (i) options to purchase 1,125,820 shares of Common Stock granted to the current executive officers and directors, (ii) shares of Common Stock beneficially owned by James J. Mauzey, or (iii) shares of Common Stock beneficially owned by Jere E. Goyan. The Named Officers and the current directors beneficially own, as a group, 1,727,746 shares of Common Stock, or 8.4% of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

     In July 1993, the Company lent $200,000 to Jere E. Goyan at an interest rate equal to the prime rate as published in the Wall Street Journal, adjusted quarterly, for the purpose of purchasing a home. Dr. Goyan was the President and Chief Operating Officer of the Company until December 1998. The loan is secured by a second mortgage on the home purchased by Dr. Goyan. In February 1999, the terms of the loan were amended to require payment of the principal amount and interest in full in the event such home is sold; otherwise, interest will stop accruing as of July 1999 and the principal and interest shall be paid in equal installments on the following dates: January 13, 2000, July 13, 2000 and July 13, 2001. In the event an installment is not paid when due, interest shall accrue at a rate of one percent per month until payment is made. The largest aggregate amount outstanding during fiscal year 1998 was $280,582. A $25,000 payment was made on December 31, 1998. The outstanding balance at December 31, 1998 was $257,264. As of April 1, 1999, $262,212, including accrued interest, remained outstanding.

                          RATIFICATION OF AMENDMENT TO
                       INCREASE THE AUTHORIZED SHARES FOR
                            THE ALTEON INC. AMENDED
                             1995 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has approved an amendment to the Alteon Inc. Amended 1995 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 2,000,000 to 4,000,000. At March 31, 1999, options to purchase 1,989,173 shares were outstanding under the Plan, leaving 6,263 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At April 5, 1999 the market value of the Common Stock underlying the options was $0.875.

     The Plan was adopted by the Board of Directors in February 1995 and ratified by the stockholders of the Company in June 1995. Directors, officers, employees and consultants of the Company or any of its subsidiaries or affiliates are eligible to receive options pursuant to the terms of the Plan. The Company currently has six directors, three officers (one of whom is also a director), approximately 47 employees (including the officers) and 14 consultants. The Board believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors and consultants. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve this goal.

     Stockholder approval of the amendment to the Plan is being sought to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires stockholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code and to satisfy a requirement of the Nasdaq National Market which requires stockholder approval of stock option plans under which directors and officers may receive stock options.

     Options granted under the Plan may be either ISO's as defined in Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) may not exceed $100,000, (3) the exercise price of an ISO must be the fair market value of the stock at the time the option is granted,
(4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and (5) in the event of termination of an ISO holder's employment with the Company, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

     Options that do not meet the above qualifications will be treated as NQSOs.

TERMS OF THE PLAN.

     Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of the Company, the Plan is administered in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 by (1) the Board of Directors of the Company, or (2) a committee comprised of disinterested directors of the Company who are not compensated as employees or consultants

("Disinterested Directors"), as designated by the Board. With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

     The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by a committee of Disinterested Directors. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

     Granting of Options. Except with respect to Disinterested Directors, the granting of options to eligible participants is within the sole discretion of the Administrator. Disinterested Directors receive grants of options in accordance with a formula award structure pursuant to which they automatically receive a stock option for 20,000 shares of common stock at the time of their election or re-election to a three-year term on the Board (or a pro rated portion of such shares in the event of their appointment to the Board of Directors to fill a vacancy or newly-created directorship between Annual Meetings of Stockholders) and on the dates of the Annual Meeting of Stockholders of the Company in each of the two years following their election to the Board. No consideration is received by the Company upon the grant of an option under the Plan.

     Option Agreement; Additional Functions of the Administrator. Options granted pursuant to the Plan will be evidenced by agreements in such form as the Administrator approves. In addition to the functions otherwise discussed in this Proxy Statement, and excepting options granted to Disinterested Directors, the Administrator shall determine, subject to the terms and conditions of the Plan,
(1) whether and to whom options are to be granted, (2) whether an option is to be an ISO or a NQSO, (3) the number of shares covered by an option, (4) the exercise price of an option, and (5) all other terms and conditions of an option.

     Exercise Price. The exercise price of a NQSO is determined by the Administrator. As discussed above, the exercise price of an ISO is determined with respect to the applicable provisions of the Code. With respect to Disinterested Directors, the exercise price pursuant to the formula awards is the fair market value of the shares at the time that the option is granted.

     Vesting; Term of Option. Except with respect to Disinterested Directors, the Administrator has the power to set the time or times during which each option will vest and become exercisable, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of the Company may be exercisable after the expiration of five years from the date it is granted. Options granted to Disinterested Directors vest and become exercisable in three equal annual installments over the director's term in office and expire ten years from the date of grant.

     Transferability. Unless the Administrator determines otherwise, options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution and during the lifetime of the Optionee shall be exercisable only by the Optionee. If the Administrator so determines, subject to compliance with certain provisions set forth in the Plan, NQSOs may be transferable to certain family members and related trusts and partnerships.

     Duration of the Plan and Amendment. Options may be granted under the Plan from time to time until February 28, 2005. The Administrator may at any time terminate or amend the Plan, provided that (i) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations, and (ii) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee.

     Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration.

     In the event of a merger or consolidation in which the stockholders of the Company prior to the merger own at least fifty percent of the voting power of the Company or the surviving entity after the merger or consolidation, each optionee shall be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the stockholders of the Company prior to the merger do not own at least fifty percent of the voting power of the Company or the surviving entity after the merger or consolidation, a transaction in which 100% of the voting shares of the Company is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, (a) on the effective date of such transaction holders of options will be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction, (b) the Administrator may accelerate the time for exercise of some or all then unexercised and unexpired options, or (c) the Administrator may cancel all outstanding options as of the effective date of the transaction, provided that notice of such cancellation is given to each optionee and each optionee has the opportunity to exercise the option to the extent then exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

     Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

     Incentive Stock Options. There will be no regular federal income tax liability upon exercise of an ISO. However, the "spread" between the exercise price and the fair market value of the Company's Common Stock on the date of exercise will be treated as a tax preference item for federal income tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

     Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within twelve months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO.

     Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

     As of March 31, 1999, the Company had granted options to purchase an aggregate of 1,993,737 shares of Common Stock (net of cancellations) under the Plan at an average exercise price of $3.94 per share. As of March 31, 1999, options to purchase 716,403 shares of Common Stock were exercisable and options to purchase 4,564 shares of Common Stock had been exercised under the Plan. With the exception of Mr. Moch, all current members of the Board of Directors will receive, upon ratification of this amendment, a stock option to purchase 3,667 shares of Common Stock if they are serving on the Board of Directors on the date of the Meeting. In addition, all members of the Board of Directors who were serving on January 1, 1999 will receive additional stock options to purchase 8,800 shares of Common Stock on the dates of the Company's Annual Meetings of Stockholders in 2000 and 2001 if they continue to serve on the Board of Directors on such dates. See "Election of Director -- Compensation of Directors."

     As of March 31, 1999, the following persons or groups had received options to purchase shares of Common Stock under the Plan as follows: (i) the President and Chief Executive Officer and the Named Officers: Kenneth I. Moch, 840,000 shares; Kenneth Cartwright, 111,000 shares; Elizabeth A. O'Dell, 115,000 shares; James J. Mauzey, 45,000 shares; Jere E. Goyan, 48,333 shares; (ii) all current executive officers of the Company as a group: 1,066,000 shares; (iii) all current directors who are not executive officers as a group: 512,800 shares;
(iv) the nominee for director: Kenneth I. Moch 840,000 shares; (v) all employees, including all current officers who are not executive officers, as a group: 286,587 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE ALTEON INC. AMENDED 1995 STOCK OPTION PLAN.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has, subject to stockholder ratification, retained Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1999 because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in this industry and has assigned members of this group to work with Alteon. Arthur Andersen LLP also served as independent public accountants of the Company for the fiscal year ended December 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the NASD. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998 except a prior member of the Board of Directors, Dr. Anthony Cerami, filed a Form 4 for September 1998 for two transactions in November 1998.

                            STOCKHOLDERS' PROPOSALS

     Stockholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 30, 1999. Any Stockholder intending to propose a matter at the 2000 Annual Meeting of Stockholders, but not intending for the Company to include the matter in its proxy statement or form of proxy relating to such meeting, must advise the Secretary of the Company by March 15, 2000 of such intention. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company's proxy for the 2000 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any manner of which the Company does not receive notice by March 15, 2000.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                           INCORPORATION BY REFERENCE

     Items 7, 7A and 9 of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 and the financial statements contained therein are incorporated herein by reference. A copy of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 is included with the Company's annual report to stockholders which accompanies this proxy statement.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $20,000. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 5, 1999 AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL,
                                          Secretary

Ramsey, New Jersey
April 29, 1999

                                   ALTEON INC.

                         AMENDED 1995 STOCK OPTION PLAN


         1. Purposes of Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant of an Option.

         2. Certain Definitions. As used herein, the following definitions shall apply:

                  2.1. "Administrator" means the Board or a Committee.

                  2.2. "Board" means the Board of Directors of the Company.

                  2.3. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  2.4. "Committee" means a Committee appointed by the Board in accordance with Section 4.1 of the Plan.

                  2.5. "Common Stock" means the Common Stock of the Company.

                  2.6. "Company" means Alteon Inc., a Delaware corporation.

                  2.7. "Consultant" means any person, including an advisor, who is engaged by the Company or any Subsidiary to render services and is compensated for such services. The payment of a director's fee by the Company shall not render a director a Consultant within the meaning of this section.

                  2.8. "Date of Grant" means the date on which an Option is granted under the Plan pursuant to Section 12 of the Plan.

                  2.9. "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute employment by the Company.

                  2.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  2.11. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                  (a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to such date as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock as quoted on such System or by such dealer for the last market trading day prior to such date; or

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         2.12. "Incentive Stock Option" means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

         2.13. "Non-Compensated Directors" means directors of the Company who are not Consultants who render services more than one (1) day per week or full-time Employees.

         2.14. "Non-Qualified Stock Option" means an Option which does not qualify as an Incentive Stock Option.

         2.15. "Option" means a stock option granted pursuant to the Plan.

         2.16. "Option Agreement" means the agreement which must be entered into between the Optionee and the Company upon the grant of an Option by the Company to the Optionee as approved by the Administrator pursuant to Section 15 of the Plan.

         2.17. "Optionee" means a person who receives an Option.

         2.18. "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         2.19. "Plan" means this 1995 Stock Option Plan.

         2.20. "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         2.21. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,000,000 Shares and the maximum number of Shares which may be covered by Options granted to any employee in any calendar year may not exceed 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

                  4.1. Procedure.

                             (a) Administration With Respect to Directors and
Officers. With respect to grants of Options to Employees and Consultants who are also officers or directors of the Company, the Plan shall be administered, and grants of Options shall be approved, by (i) the Board or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as (A) to permit transactions under the Plan to qualify for exemption from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3") and (B) to satisfy all legal requirements relating to administration of stock option plans and the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

                             (b) Administration With Respect to Consultants and
Employees Who Are Not Directors or Officers. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                             (c) Formula Awards to Non-Compensated Directors.

                                      (i) On the date of a Non-Compensated
Director's election or reelection to the Board at an annual meeting of shareholders of the Company and on each of the dates of the Company's two annual meetings of shareholders following the date of such election, (provided that on such date the Non-Compensated Director is serving as a director of the Company), such Non-Compensated Director shall be granted a Non-Qualified Stock Option to purchase 20,000 Shares. Each such Option shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                      (ii) If a Non-Compensated Director is
elected or appointed to the Board other than at an annual meeting of shareholders, on the date of his election he shall be granted a Non-Qualified Stock Option to purchase the number of Shares determined by multiplying 1,667 by the number of whole or partial months from the date of his election or appointment to the Company's next annual meeting of shareholders. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days. In addition, on the dates of each of the Company's annual meetings of shareholders which occur during the term to which he was so elected or appointed (provided that on such date he is serving as a director of the Company), such Non-Compensated Director shall be granted a Non-Qualified Stock Option to purchase 20,000 Shares. Each Option granted pursuant to this subsection 4.1(c)(ii) shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                      (iii) Each Non-Compensated Director who
held such office on January 1, 1999 shall be granted a Non-Qualified Stock Option to purchase 3,667 Shares. Each Non-Compensated Director who held such office on January 1, 1999 and whose term continues beyond the date of the Company's first annual meeting of shareholders following January 1, 1999 shall be granted a NonQualified Stock Option to purchase 8,800 Shares on the date of the Company's first annual meeting of shareholders following January 1, 1999 (provided that on such date the Non-Compensated Director is serving as a director of the Company). Each Non-Compensated Director who held such office on January 1, 1999 and whose term continues beyond the date of the Company's second annual meeting of shareholders following January 1, 1999 shall be granted a NonQualified Stock Option to purchase 8,800 Shares on the date of the Company's second annual meeting of shareholders following January 1, 1999 (provided that on such date the Non-Compensated Director is serving as a director of the Company). Each Option granted pursuant to this subsection 4.1(c)(iii) shall vest and become exercisable on the date of the Company's first annual meeting of shareholders following the date of its grant, provided that on such date the Non-Compensated Director is serving as a director of the Company.

                                    (iv) Options granted pursuant to this
Section 4.1(c) shall have a per share exercise price equal to the Fair Market Value per share on the Date of Grant and shall expire ten years from the Date of Grant. Once an Option granted pursuant to this Section, or any portion thereof, has become exercisable, it shall remain exercisable regardless of whether or not the Non-Compensated Director holding the Option later ceases to be a director of the Company.

                                    (v) If the granting of any option on the
dates provided in this Section 4.1(c) would cause the number of Shares as to which options have been granted pursuant to the Plan to exceed the number set forth in Section 3 of the Plan, the grant of such option shall be deferred to the first date on which an option may be granted without exceeding the limitation set forth in Section 3 and such date shall be the Date of Grant of the option.

                           (d) Multiple Administrative Bodies.  The Plan may be
administered by different bodies with respect to directors, non-director officers, and Employees and Consultants who are neither directors nor officers.

                  4.2. Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator, acting in its sole discretion, shall have the power and authority to supervise the administration of the Plan and to take all action necessary or desirable in order to carry out the provisions of the Plan including, without limitation, the power and authority:

                           (a) to select the Consultants and Employees to whom
Options may from time to time be granted hereunder;

                           (b) to determine whether and to what extent Options
are granted hereunder;

                           (c) to determine the number of shares of Common
Stock to be covered by each such Option granted hereunder;

                           (d) to approve forms of agreement for use under the
Plan;

                           (e) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the exercise price, the vesting schedule, and any restrictions or limitations regarding any Option and/or the Shares relating thereto) based in each case on such factors as the Administrator shall determine, in its sole discretion;

                           (f) to make changes to any outstanding Option,
including, without limitation, to reduce the exercise price, to accelerate the vesting schedule, or to extend the expiration date, provided that no such change shall impair the rights of any Optionee under any grant previously made without such Optionee's consent;

                           (g) to determine whether and when an Optionee has
ceased to have an employment or consulting relationship with the Company;

                           (h) to buy out for a payment in cash or Shares, an
Option previously granted, based on such terms and conditions as the Administrator shall establish and the Optionee shall accept.

                  4.3. Effect of Committee's Decision. The Administrator shall have the power and authority to establish, amend, and revoke rules and regulations for administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options.

         5. Eligibility. Non-Qualified Stock Options may be granted to Non-Compensated Directors (but only pursuant to Section 4.1(c)), Employees, and Consultants. Incentive Stock Options may be granted only to Employees. An individual who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Exercise Period of Option.

                  7.1. Term. Each Option shall vest and become exercisable as provided in the Option Agreement. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in no case shall the term shall be more than ten (10) years from the Date of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the Date of Grant.

                  7.2. Termination of Employment. If an Optionee ceases to be an Employee of the Company for any reason, except death or disability within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. If the Optionee's employment is terminated because of the death or disability of the Optionee within the meaning of Section 422(c) of the Code, an Incentive Stock Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an Employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the date of expiration of the Option term. An Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of employment.

         8. Option Exercise Price and Consideration.

                  8.1. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option (other than Options granted pursuant to Section 4.1(c)) shall be such price as is determined by the Administrator, provided that in the case of an Incentive Stock Option (a) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant and (b) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Date of Grant.

                  8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (i) cash,
(ii) check, (iii) promissory note, (iv) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws.

         9. Exercise of Option.

                  9.1. Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full consideration for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. An Option may not be exercised for a fraction of a Share.

                  9.2. Limitations on Exercise.

                           (a) Shares shall not be issued pursuant to the
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the National Association of Securities Dealers or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                           (b) The Administrator may specify a reasonable
minimum number of shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising that full number of Shares as to which the Option is then exercisable.

                  9.3. Withholding Obligations. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable, in a form and manner satisfactory to the Administrator.

         10. Transferability of Options. Except as otherwise provided in this
Section 10, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and during the lifetime of the Optionee shall be exercisable only by the Optionee. If the Administrator so determines, Non-Qualified Stock Options may be transferable to (a) the Optionee's spouse, parents, siblings, children or grandchildren (including stepparents, stepsiblings, stepchildren, and stepgrandchildren), (b) trusts for the benefit of the Optionee and/or such family members, and (c) partnerships whose only partners are the Optionee and/or such family members, provided that (i) no consideration is paid for such transfer, (ii) the terms and conditions of the Option which are applicable to the Optionee prior to the transfer of the Option shall continue to apply to the transferee; and (iii) the Option Agreement pertaining to each transferable option shall set forth the applicable transfer restrictions.

         11. Adjustments. Unless the terms of an Option Agreement provide otherwise:

                  11.1. Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  11.2. Merger without Change of Control. After a merger of one or more corporations or other entities with or into the Company or after a consolidation of the Company and one or more corporations or other entities in which the shareholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation or other entity, as the case may be, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option shall be so exercised.

                  11.3. Sale or Merger with Change of Control. If the Company is merged with or into or consolidated with another corporation or other entity under circumstances where the shareholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company or the surviving or resulting corporation or other entity, as the case may be, or if one hundred percent of the then outstanding voting shares of the Company are sold or otherwise transferred, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of the shares of Common Stock as to which Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised; (b) the Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Administrator such accelerated options shall be exercisable in full; or (c) all outstanding Options may be cancelled by the Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Administrator shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

                  11.4. Miscellaneous. Adjustments under this Section 11 shall be determined by the Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

         12. Time of Granting Options. The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  13.1. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without the Optionee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  13.2. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified

Stock Option as the Administrator shall determine. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         16. No Additional Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

         17. Rule 16b-3. Grants of Options to persons subject to Section 16(b) of the Exchange Act must qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3. Options granted to such persons shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.



                                    * * * * *

                                 REVOCABLE PROXY
                                   ALTEON INC.
/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth
A. O'Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares and warrants of Alteon Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey at 9:00 A.M. local time, on Wednesday, June 2, 1999, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).



                                                      --------------------------
  Please be sure to sign and date                     Dated:
    this Proxy in the box below.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
  Signature of Stockholder              Signature of Stockholder if held jointly



                                                              WITH-
                                                       FOR    HOLD
1. ELECTION OF DIRECTOR                               / /     / /
   (Mark one only)

   NOMINEE: KENNETH I. MOCH

                                                    FOR   AGAINST   ABSTAIN
2. Approval of proposal to ratify the               / /     / /       / /
   amendment of Alteon Inc. Amended 1995
   Stock Option Plan to increase the
   number of shares of Common Stock
   reserved for issuance under the plan
   from 2,000,000 shares to 4,000,000
   shares.

                                                    FOR   AGAINST   ABSTAIN
3. Approval of proposal to ratify the               / /     / /       / /
   appointment of Arthur Andersen LLP
   as the independent public accountants
   of the Company for the fiscal year
   ending December 31, 1999.

4. In their discretion, the proxies are
   authorized to vote upon other matters
   as may properly come before the Meeting.


PLEASE CHECK BOX IF YOU PLAN TO                                       / /
ATTEND THE ANNUAL MEETING.


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.



--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -


                                   ALTEON INC.

This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY